UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/16/2010

LRAD Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15378 Avenue of Science, Ste 100,
San Diego, California 92128
(Address of principal executive offices, including zip code)

858-676-1112
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modifications to Rights of Security Holders

On July 16, 2010, LRAD Corporation (the "Company") entered into an Amendment No. 1 to Warrant (the "Amendment") with certain holders of its outstanding warrants to purchase common stock of the Company, originally issued August 6, 2006 (the "Warrants"). The Amendment extends the expiration date of the Warrants from August 6, 2010 to February 6, 2011. In consideration for the extended expiration date of the Warrants, the holders of the warrants are no longer entitled to receive (a) a pro rata distribution of shares of any wholly owned subsidiary of the company in a spin-off transaction upon exercise of the warrants after the record date for such spin-off or (b) any adjustment to the Warrant exercise price for subsequent issuances of securities by the Company at a price less than the exercise price for the Warrants. Additional warrant holders may enter into an Amendment on the same terms prior to the August 6, 2010 expiration date.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number    Description
       4.1                Form of Amendment No. 1 to Warrant by and between the warrant holder and LRAD Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRAD Corporation

Date: July 20, 2010	By:	/s/ Katherine H. McDermott
Katherine H. McDermott
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-4.1	Amendment No. 1 to Warrant